Exhibit 99.01
Green Dot Reports Second Quarter 2021 Results
Pasadena, CA - August 3, 2021 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended June 30, 2021.
“Our second quarter showed strength and momentum, and reinforced our confidence in our business operations and strategy,” said Dan Henry, CEO of Green Dot. “We believe we are becoming a leaner, stronger, more growth-minded company as we capitalize on our competitive differentiators, and continue delivering exceptional banking and payment experiences to our customers and partners.”
GAAP financial results for the second quarter of 2021 compared to the second quarter of 2020:
•Total operating revenues on a generally accepted accounting principles (GAAP) basis were $369.4 million for the second quarter of 2021, up from $316.2 million for the second quarter of 2020, representing a year-over-year increase of 17%.
•GAAP net income was $24.9 million for the second quarter of 2021, up from $3.3 million for the second quarter of 2020, representing a year-over-year increase of 657%.
•GAAP diluted earnings per common share was $0.45 for the second quarter of 2021, up from $0.06 for the second quarter of 2020, representing a year-over-year increase of 650%.
Non-GAAP financial results for the second quarter of 2021 compared to the second quarter of 2020:1
•Non-GAAP total operating revenues1 were $357.9 million for the second quarter of 2021, up from $300.0 million for the second quarter of 2020, representing a year-over-year increase of 19%.
•Adjusted EBITDA1 was $62.9 million, or 17.6% of non-GAAP total operating revenues1 for the second quarter of 2021, up from $45.3 million, or 15.1% of non-GAAP total operating revenues1 for the second quarter of 2020, representing a year-over-year increase of 39%.
•Non-GAAP net income1 was $37.8 million for the second quarter of 2021, up from $23.4 million for the second quarter of 2020, representing a year-over-year increase of 61%.
•Non-GAAP diluted earnings per share1 was $0.68 for the second quarter of 2021, up from $0.43 for the second quarter of 2020, representing a year-over-year increase of 58%.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share, and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last six calendar quarters by each of its reportable segments. Please refer to Green Dot’s latest Quarterly Report on Form 10-Q for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2021		2020
	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated (1)
Gross dollar volume	$17,399	$20,666	$14,349	$14,453	$15,107	$14,294
Number of active accounts	6.03	6.35	5.45	5.72	6.25	5.74
Purchase volume	$8,870	$10,445	$6,861	$7,600	$8,477	$8,282
Consumer Services
Gross dollar volume	$8,188	$10,156	$7,562	$8,333	$8,683	$7,561
Number of active accounts	3.97	4.07	3.73	3.98	4.10	3.70
Direct deposit active accounts	0.92	0.97	0.88	0.91	0.90	0.89
Purchase volume	$6,455	$7,138	$5,176	$5,840	$6,123	$5,555
B2B Services
Gross dollar volume	$9,211	$10,510	$6,787	$6,120	$6,424	$6,733
Number of active accounts	2.06	2.28	1.72	1.74	2.15	2.04
Purchase volume	$2,415	$3,307	$1,685	$1,760	$2,354	$2,727
Money Movement
Number of cash transfers	10.19	10.32	11.29	12.81	12.48	12.13
Number of tax refunds processed	4.15	7.44	0.11	0.75	1.90	9.70
(1) Represents the sum of Green Dot's Consumer Services and B2B Services segments.

“We’re excited about the progress we’re making and the milestones we’ve achieved thus far. We are committed and focused on our growth-oriented investments in 2021 and believe they will deliver compelling expected returns,” said Jess Unruh, interim Chief Financial Officer. “We believe these investments coupled with our roadmap for product innovation will help us further our mission of being the go-to financial partner for hardworking Americans and small businesses to empower their financial well-being.”
Updated 2021 Financial Guidance
Green Dot has provided its updated outlook for 2021. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Green Dot intends to continue to make growth-oriented investments in 2021 that it believes will help accelerate revenue growth and allow margins to expand in 2022 and beyond. Notwithstanding this investment, Green Dot expects adjusted EBITDA in 2021 to grow year-over-year.
Total Non-GAAP Operating Revenues2
•Green Dot now expects its full year non-GAAP total operating revenues2 to be between $1.330 billion to $1.350 billion, or up 12% year-over-year at the mid-point.
Adjusted EBITDA2
•Green Dot now expects its full year adjusted EBITDA2 to be between $215 million to $225 million, or up 7% year-over-year at the mid-point. As noted above, Green Dot is making growth-oriented investments in 2021 and plans to reinvest any incremental revenue benefit in 2021 in areas that present the most growth potential, in strengthening the foundation of the company, including a new core banking and card management platform to reduce reliance on third-party processors, and in improving the overall customer experience.
Non-GAAP EPS2
•Green Dot now expects its full year non-GAAP EPS2 to be between $2.13 and $2.27, or up 4% year-over-year at the mid-point.
The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$215.0	$225.0
Depreciation and amortization*	(58.5)	(58.5)
Non-GAAP pre-tax income	$156.5	$166.5
Tax impact**	(36.0)	(38.3)
Non-GAAP net income	$120.5	$128.2
Non-GAAP diluted weighted-average shares issued and outstanding	56.5	56.5
Non-GAAP earnings per share	$2.13	$2.27

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes a non-GAAP effective tax rate of approximately 23% for full year.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
Green Dot will host a conference call to discuss second quarter 2021 financial results today at 5:00 p.m. ET. Hosting the call will be Dan Henry, Chief Executive Officer, and Jess Unruh, interim Chief Financial Officer. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. A replay of the webcast will be available at the same website following the call. The replay will be available until Tuesday, August 10, 2021.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of its executive officers, its updated 2021 financial guidance, its investment strategy and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the continuing impact of the COVID-19 pandemic on Green Dot’s business, results of operations and financial condition, the effectiveness of Green Dot’s measures taken in response to the COVID-19 pandemic, the U.S. government’s response to the COVID-19 pandemic, including with respect to stimulus funds and unemployment benefits, shifts in consumer behavior towards electronic payments, the impact of the U.S. presidential administration on, among other things, the regulation of financial institutions and corporate tax rates, inflationary pressures, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, Green Dot's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 3, 2021, and Green Dot assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted to exclude, among other things, non-operating net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; impairment charges; extraordinary severance; earnings or losses from equity method investments; realized gains or losses on the sale of investment securities; commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology and registered bank holding company committed to transforming the way people and businesses manage and move money, and making financial well-being and empowerment more accessible for all.

Green Dot’s proprietary technology enables faster, more efficient electronic payments and money management, powering intuitive and seamless ways for people to spend, send, control and save their money. Through its bank, Green Dot offers a broad set of financial products to consumers and businesses including debit, prepaid, checking, credit and payroll cards, as well as robust money processing services, tax refunds, cash deposits and disbursements. The company’s Banking as a Service (“BaaS”) platform enables a growing list of America’s most prominent consumer and technology companies to design and deploy their own customized banking and money movement solutions for customers and partners in the US and internationally.

Founded in 1999 and headquartered in Pasadena, CA, Green Dot has served more than 33 million customers directly, and now operates primarily as a “branchless bank” with more than 90,000 retail distribution locations nationwide. Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit https://www.greendot.com.

Contacts
Investor Relations
IR@greendot.com

Media Relations
PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,891,100	$1,491,842
Restricted cash	4,206	4,859
Settlement assets	384,200	782,262
Accounts receivable, net	58,299	67,755
Prepaid expenses and other assets	61,795	66,705
Income tax receivable	611	—
Total current assets	2,400,211	2,413,423
Investment securities available-for-sale, at fair value	1,090,513	970,969
Loans to bank customers, net of allowance for loan losses of $6,693 and $757 as of June 30, 2021 and December 31, 2020, respectively	27,355	21,011
Prepaid expenses and other assets	124,563	40,481
Property, equipment, and internal-use software, net	130,821	133,400
Operating lease right-of-use assets	12,024	13,134
Deferred expenses	8,688	18,332
Net deferred tax assets	17,499	12,739
Goodwill and intangible assets	476,890	491,778
Total assets	$4,288,564	$4,115,267
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,032	$34,823
Deposits	2,864,782	2,735,116
Obligations to customers	129,641	95,375
Settlement obligations	11,252	17,759
Amounts due to card issuing banks for overdrawn accounts	498	235
Other accrued liabilities	120,427	145,359
Operating lease liabilities	7,329	8,175
Deferred revenue	16,254	28,584
Income tax payable	10,795	12,146
Total current liabilities	3,200,010	3,077,572
Other accrued liabilities	2,333	4,275
Operating lease liabilities	11,329	16,396
Net deferred tax liabilities	7,192	7,192
Total liabilities	3,220,864	3,105,435

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of June 30, 2021 and December 31, 2020; 54,640 and 54,034 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	55	54
Additional paid-in capital	375,551	354,460
Retained earnings	702,558	651,890
Accumulated other comprehensive (loss) income	(10,464)	3,428
Total stockholders’ equity	1,067,700	1,009,832
Total liabilities and stockholders’ equity	$4,288,564	$4,115,267

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$197,937	$152,681	$383,949	$294,075
Cash processing revenues	66,825	65,450	157,740	188,516
Interchange revenues	101,115	95,970	212,341	186,836
Interest income, net	3,496	2,139	8,829	8,982
Total operating revenues	369,373	316,240	762,859	678,409
Operating expenses:
Sales and marketing expenses	96,507	106,811	215,410	223,549
Compensation and benefits expenses	59,984	58,867	134,951	111,932
Processing expenses	94,316	71,371	191,985	142,466
Other general and administrative expenses	86,763	73,801	154,725	136,223
Total operating expenses	337,570	310,850	697,071	614,170
Operating income	31,803	5,390	65,788	64,239
Interest expense, net	38	443	75	684
Other income, net	1,633	2,154	547	2,346
Income before income taxes	33,398	7,101	66,260	65,901
Income tax expense	8,465	3,807	15,592	15,762
Net income	$24,933	$3,294	$50,668	$50,139

Basic earnings per common share:	$0.46	$0.06	$0.93	$0.95
Diluted earnings per common share:	$0.45	$0.06	$0.91	$0.93
Basic weighted-average common shares issued and outstanding:	54,005	52,275	53,829	52,084
Diluted weighted-average common shares issued and outstanding:	55,061	53,164	55,059	52,913

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2021	2020
	(In thousands)
Operating activities
Net income	$50,668	$50,139
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	27,181	28,175
Amortization of intangible assets	13,887	14,231
Provision for uncollectible overdrawn accounts from purchase transactions	10,213	4,398
Provision for loan losses	10,143	254
Stock-based compensation	25,603	24,987
(Earnings) losses in equity method investments	(578)	2,716
Realized gain on sale of available-for-sale investment securities	—	(5,062)
Amortization of premium on available-for-sale investment securities	1,588	432
Amortization of deferred financing costs	84	84
Impairment of long-lived assets	—	1,088
Changes in operating assets and liabilities:
Accounts receivable, net	(757)	8,583
Prepaid expenses and other assets	6,330	9,285
Deferred expenses	9,644	9,981
Accounts payable and other accrued liabilities	(15,505)	13,665
Deferred revenue	(12,542)	(15,096)
Income tax receivable/payable	(1,958)	15,407
Other, net	(4,545)	(1,751)
Net cash provided by operating activities	119,456	161,516

Investing activities
Purchases of available-for-sale investment securities	(217,652)	(208,502)
Proceeds from maturities of available-for-sale securities	72,666	61,717
Proceeds from sales and calls of available-for-sale securities	5,198	187,668
Payments for acquisition of property and equipment	(23,826)	(31,395)
Net changes in loans	(16,487)	1,612
Investment in TailFin Labs, LLC	(35,000)	(35,000)
Purchase of bank-owned life insurance policies	(50,000)	—
Other	(599)	(832)
Net cash used in investing activities	(265,700)	(24,732)

Financing activities
Borrowings on revolving line of credit	—	100,000
Repayments on revolving line of credit	—	(135,000)
Proceeds from exercise of options and ESPP purchases	5,230	4,858
Taxes paid related to net share settlement of equity awards	(9,741)	(2,985)
Net changes in deposits	125,539	826,203
Net changes in settlement assets and obligations to customers	425,821	(56,603)
Contingent consideration payments	(2,000)	(2,000)
Net cash provided by financing activities	544,849	734,473

Net increase in unrestricted cash, cash equivalents and restricted cash	398,605	871,257
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,496,701	1,066,154
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,895,306	$1,937,411

Cash paid for interest	$274	$759
Cash paid for income taxes	$17,289	$34

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,891,100	$1,931,467
Restricted cash	4,206	5,944
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,895,306	$1,937,411

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Segment Revenue	(In thousands)
Consumer Services	$182,093	$162,639	$366,434	$315,561
B2B Services	112,589	76,619	218,564	150,459
Money Movement Services	66,019	65,667	156,386	185,719
Corporate and Other	(2,763)	(4,906)	(3,641)	(5,179)
Total segment revenues	357,938	300,019	737,743	646,560
Net revenue adjustment (8)	11,435	16,221	25,116	31,849
Total operating revenues	$369,373	$316,240	$762,859	$678,409

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Segment Profit	(In thousands)
Consumer Services	$55,790	$58,412	$109,317	$108,797
B2B Services	18,174	16,327	35,707	36,154
Money Movement Services	38,192	27,842	87,006	94,561
Corporate and Other	(49,232)	(57,331)	(95,746)	(102,144)
Total segment profit *	62,924	45,250	136,284	137,368

Reconciliation to income before income taxes
Depreciation and amortization of property, equipment and internal-use software	13,981	14,479	27,181	28,176
Stock based compensation and related employer taxes	8,444	13,758	25,626	25,336
Amortization of acquired intangible assets	6,943	6,952	13,887	14,231
Impairment charges	—	1,088	—	1,088
Other expense	1,753	3,583	3,802	4,298
Operating income	31,803	5,390	65,788	64,239
Interest expense, net	38	443	75	684
Other income, net	1,633	2,154	547	2,346
Income before income taxes	$33,398	$7,101	$66,260	$65,901
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment financial reporting is based on how its current Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the business primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, third-party call center support and transaction losses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income earned by its bank, eliminations of intersegment revenues and expenses, unallocated corporate expenses, and other costs that are not considered when management evaluates segment performance, such as salaries, wages and related benefits for our employees, professional service fees, software licenses, telephone and communication costs, rent and utilities, and insurance. Green Dot does not evaluate performance or allocate resources based on segment asset data, and therefore such information is not presented.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands)
Total operating revenues	$369,373	$316,240	$762,859	$678,409
Net revenue adjustments (8)	(11,435)	(16,221)	(25,116)	(31,849)
Non-GAAP total operating revenues	$357,938	$300,019	$737,743	$646,560

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands, except per share data)
Net income	$24,933	$3,294	$50,668	$50,139
Stock-based compensation and related employer payroll taxes (3)	8,444	13,758	25,626	25,336
Amortization of acquired intangible assets (4)	6,943	6,952	13,887	14,231
Transaction costs (4)	1,124	—	1,124	—
Amortization of deferred financing costs (5)	42	42	84	84
Impairment charges (5)	—	1,088	—	1,088
Extraordinary severance expenses (6)	1,233	3,583	3,248	4,319
(Earnings) losses in equity method investments (5)	(1,453)	2,939	(578)	2,716
Realized gain on sale of investment securities (5)	—	(5,062)	—	(5,062)
Other income, net (5)	(784)	(31)	(539)	(21)
Income tax effect (7)	(2,699)	(3,146)	(9,657)	(9,040)
Non-GAAP net income	$37,783	$23,417	$83,863	$83,790
Diluted earnings per common share
GAAP	$0.45	$0.06	$0.91	$0.93
Non-GAAP	$0.68	$0.43	$1.51	$1.56

Diluted weighted-average common shares issued and outstanding
GAAP	55,061	53,164	55,059	52,913
Non-GAAP	55,576	54,004	55,614	53,788

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands)
Diluted weighted-average shares issued and outstanding	55,061	53,164	55,059	52,913
Weighted-average unvested Walmart restricted shares (9)	515	840	555	875
Non-GAAP diluted weighted-average shares issued and outstanding	55,576	54,004	55,614	53,788

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands)
Class A common stock outstanding as of June 30:	54,640	53,297	54,640	53,297
Weighting adjustment	(120)	(182)	(256)	(338)
Dilutive potential shares:
Stock options	446	58	477	57
Service based restricted stock units	362	567	453	469
Performance-based restricted stock units	242	258	293	299
Employee stock purchase plan	6	6	7	4
Non-GAAP diluted weighted-average shares issued and outstanding	55,576	54,004	55,614	53,788

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands)
Net income	$24,933	$3,294	$50,668	$50,139
Interest expense, net (2)	38	443	75	684
Income tax expense	8,465	3,807	15,592	15,762
Depreciation and amortization of property, equipment and internal-use software (2)	13,981	14,479	27,181	28,176
Stock-based compensation and related employer payroll taxes (2)(3)	8,444	13,758	25,626	25,336
Amortization of acquired intangible assets (2)(4)	6,943	6,952	13,887	14,231
Transaction costs (2)(4)	1,124	—	1,124	—
Impairment charges (2)(5)	—	1,088	—	1,088
Extraordinary severance expenses (2)(6)	1,233	3,583	3,248	4,319
(Earnings) losses in equity method investments (2)(5)	(1,453)	2,939	(578)	2,716
Realized gain on sale of investment securities (2)(5)	—	(5,062)	—	(5,062)
Other income, net (2)(5)	(784)	(31)	(539)	(21)
Adjusted EBITDA	$62,924	$45,250	$136,284	$137,368

Non-GAAP total operating revenues	$357,938	$300,019	$737,743	$646,560
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	17.6%	15.1%	18.5%	21.2%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2021
	Range
	Low	High
	(In millions)
Total operating revenues	$1,368	$1,388
Net revenue adjustments (8)	(38)	(38)
Non-GAAP total operating revenues	$1,330	$1,350

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2021
	Range
	Low	High
	(In millions)
Net income	$55.4	$63.0
Adjustments (10)	159.6	162.0
Adjusted EBITDA	$215.0	$225.0

Non-GAAP total operating revenues	$1,350	$1,330
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	15.9%	16.9%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income and GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	FY 2021
	Range
	Low	High
	(In millions, except per share data)
Net income	$55.4	$63.0
Adjustments (10)	65.1	65.2
Non-GAAP net income	$120.5	$128.2
Diluted earnings per share
GAAP	$0.99	$1.12
Non-GAAP	$2.13	$2.27

Diluted weighted-average shares issued and outstanding
GAAP	56.0	56.0
Weighted-average unvested Walmart restricted shares (9)	0.5	0.5
Non-GAAP	56.5	56.5

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $8.4 million and $13.8 million for the three months ended June 30, 2021 and 2020, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations;
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, certain legal settlement charges, earnings or losses from equity method investments, realized gains or losses on the sale of investment securities, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.
(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units), performance-based stock options and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, credit-related impairment and/or realized gains or losses on the sale of investment securities, legal settlement expenses and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments and credit-related impairment and/or realized gains and losses on the sale of investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three and six months ended June 30, 2021, Green Dot recorded charges of $1.2 million and $3.2 million, respectively, principally related to severance benefits, which were paid out in connection with the transition and employment agreements of certain former executives and other personnel. Although severance expenses are an ordinary part of its operations, the magnitude and scale of these costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units and stock options expense as of June 30, 2021.
(8)Represents commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition. This adjustment is netted against Green Dot's B2B Services revenues when evaluating segment performance.
(9)Represents the weighted average of the unvested balance of restricted shares issued to Walmart in January 2020. Walmart is entitled to voting rights and participate in any dividends paid on the unvested balance and therefore, the shares are included in the computation of non-GAAP diluted earnings per share.
(10)These amounts represent estimated adjustments for non-operating net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, earnings and losses from equity method investments, realized gains and losses from investment securities, legal settlement gains and expenses and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).